UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 16, 2022

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9205 West Russell Road, Ste 400
Las Vegas, NV 89148
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 649-2218

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AX	New York Stock Exchange
Not Applicable
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement
On February 16, 2022, Axos Financial, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative of the underwriters named therein, to issue and sell $150,000,000 aggregate principal amount of the Company’s 4.00% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”), at a public offering price equal to 100% of the aggregate principal amount of the Notes (the “Offering”).

The Company estimates that the net proceeds from the Offering will be approximately $147,855,000, after deducting underwriting discounts of 1.25% and expenses that are payable by the Company. The Offering is expected to close on or about February 24, 2022 (such date of closing, the '“Closing Date”), subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties as of the date of the Underwriting Agreement. These representations, warranties and covenants are not representations of factual information to investors about the Company or its subsidiaries, and the sale of any Notes pursuant to the Underwriting Agreement is not a representation that there has not been any change in the condition of the Company. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference. This description of the material terms of the Underwriting Agreement and the transactions contemplated thereby is qualified in its entirety by reference to such exhibit.

The Notes have been offered pursuant to a prospectus supplement, dated February 16, 2022, to the prospectus dated March 2, 2021 that forms part of the Company’s effective registration statement on Form S-3ASR (File No. 333-253797) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 8.01    Other Events

On February 16, 2022, Axos Financial, Inc. (the “Company”), parent of Axos Bank, priced an offering of $150.0 million aggregate principal amount of 4.00% Fixed-to-Floating Rate Subordinated Notes due March 1, 2032 (the “Notes”).

A copy of the press release announcing the pricing of the offering of the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
1.1	Underwriting Agreement, dated February 16, 2022, between Axos Financial, Inc. and Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named therein.
99.1	Press release of Axos Financial, Inc. dated February 17, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	February 17, 2022	By:	/s/ Derrick K. Walsh
Derrick K. Walsh
EVP and Chief Financial Officer